English Version                                                   Exhibit 10(ii)


                  ABSTRACT OF RENTAL AGREEMENT BETWEEN TES GMBH
                       AND LANDESJAGDVERBAND BAYERN E.V.


Parties:          TES GmbH (tenant)
                  Landesjagdverband Bayern e.V. (letter)

Date:             December 5, 1997



P.   1 Rented Object
o    Address: 25 Implerstr., 81371 Munich, 1st floor and basement
o    Size: 260 sqm on 1st floor and 122 sqm in basement, 6 garage parking spaces
o    Purpose: office and environmental office


P.   2 Term of Tenancy
o    Beginning: March 1, 1998
o    Duration: 6 years 10 months, through December 31, 2004
o    No automatic extention
o    Extraordinary termination (for important reason) according to German Civil
     Code


P.   3 Rent
o    1st floor:       DM 3,120
o    basement:        DM 305
o    parking:         DM 360
o    VAT (15%):       DM 567.75
o    Ancillary costs: DM 1,200 (incl. heating)
                      --------
                      DM 5,552.75

P.  6 Deposit  is DM 11,355.


P.  7 Damages, Setoff, Retention of Rent
Tenant's damage claims resulting from defects are limited to intent or gross negligence. Setoff against claims for rent is limited to claims resulting from defects or undisputed or non-appealable claims.

P.  8 Utilization of Object
Utilization is only allowed if in accordance with provisions of this contract; subrental requires letter's permission.

P.  9 Repairs, Architectural Modifications, Improvement

P.  10 Maintenance and Repair
o Tenant is responsible for cleaning, heating and airing of object, also for several smaller maintenance tasks. Damages have to be reported without delay, otherwise no reimbursement of expenses.
o Tenant is liable for damages caused by him or persons allocated to him (e.g. supliers or employees).

English Version                                                  Exhibit 10(ii)


P.  11 Interior Redecoration
Tenant is responsible for interior redecorations (e.g. painting of walls, cleaning of floors). In case of non-fulfillment letter can accomplish it at the cost of tenant.


P.  12 Letter's Lien
o Letter has a lien on all things belonging to tenant, that are brought into rented object.
o Claims against future subtenants are transferred to letter for reasons of security.

P.  13 Letter's Right to enter Premises

P.  14 Insurances
Tenant has to conclude all insurances customary to his business.

P.P.15 Publicity Actions, Protection against Competition
o The use of outside walls, doors and windows for advertising purpose requires agreement of letter. With removal tenant has to restore original condition.
o    No protection against competition given.

P.  16 Termination of Rent
With termination works according to P. 11 have to be finished. If rent is terminated by extraordinary termination, tenant is liable for damages resulting from unoccupancy of rented object until agreed end of rent.

P.  17 Several Persons as Tenants  are liable as joint and several debtors.


P.  18 House Rules
House rules are - if existing - part of this contract. A persistent breach of house rules entitles letter to extraordinary termination of contract.


P.  19 General Regulations
o    Legal venue is Munich
o    Subsequent changes and supplements to this contract require written form.

P.  20 Other Agreements
o    Delivery of object is approximately January 15, 1998
o Letter takes over a share of renovation costs at amount of DM 15,000, due and payable with delivery.
o    Deposit is being paid interest on.

German Version                                                    Exhibit 10(ii)


         MIETVERTRAG fur Mietverhaltnisse uber Buro- und Geschaftsraume

Zwischen Landesjagdverband Bayern e.V. Hohenlindner Str. 12, 85622 Feldkirchen als Vermieter vertreten durch Geschaftsfuhrer: Herr Udo Virneburg
Und TES GmbH. Hard-u. Software-Entsorgung. Karl-Bohm-Str.2, 85598 Baldham als Mieter vertreten durch: Geschaftsfuhrer: Herr Gerd Behrens wird folgender Mietvertrag geschlossen:)

ss. 1 Mietsache
1.1 Vermietet werden in 81371 Munchen an der Impler Strafle Nr. 25 (GE 71) Geschaftsflachen im EG ca. 260 m2; Lager im UG ca. 122 m2; Duplex
Garagenstellplatze 6 Stuck. Die vermietete Flache ergibt sich aus dem beigefugten Stockwerksgrundrifl.

1.2 Die Vermietung erfolgt zum Betrieb als Buro Umweltagentur.

1.3 Dem Mieter werden vom Vermieter fur die Mietsache folgende Schlussel ausgehandigt siehe Ubergabeprotokoll. Die Beschaffung weiterer Schlussel bedarf der Zustimmung des Vermieters. Die Kosten tragt der Mieter.

ss.2 Mietzeit (Zeitmietvertrag)
2.1  Das Mietverhaltnis beginnt am 01.03.1998
     Es  wird  auf die  Dauer  von 6  Jahren  u. 10  Mon.  Jahren  also  bis zum
     31.12.2004 geschlossen.

2.2 Setzt der Mieter den Gebrauch der Mietsache nach Ablauf der Mietzeit fort, so findet ss.568 BGB keine Anwendung.

2.3 Fur die auflerordentliche Kundigung gelten die gesetzlichen Kundigungsgrunde (z.B. vertragswidriger Gebrauch Storung des Hausfriedens, Zahlungsverzug).

ss. 3 Mietzins
3.1 Der Mietzins betragt monatlich fur die Geschaftsflache/EG DM 3,120.--; fur die Lager/Kellerflache/UG DM 305.--; Stellplatze, somit DM 360.-- Nettomiete DM 3,785.--.

3.2  Die       Nebenkostenvorauszahlungen       betragen      montalich      fur
     Bewirtschaftungskosten Fur Heizungskosten: DM ges. 1,200.--(NK/112); Ubertr. Nettomiete DM 3,785.- Zuzuglich gesetzl. Mehrwertsteuer DM 567.75; aus d. Nettomiete; monatliche Anfangsbruttomiete DM 5,552.75 (TZ 3.1, und 3.2) - (in Worten: funftausendfunfhundertzweiundfunzig) Auf ss.ss. 4 und 5 des Mietervertrages wird hingewiesen.

3.3 Der Mietzins ist monatlich spatestens am dritten Werktage eines jeden Monats an den Vermieter/Beauftragten im voraus kostenfrei zu zahlen und zwar auf das Konto bei der _____________________________; Konto-Nr._______________;
BLZ______________________________;   Kontoinhaber____________________   Fur  die
Rechtzeitigkeit der Zahlung kommt es nicht auf die Absendung, sondern auf den Eingang des Geldes an.

3.4 Bei Zahlungsruckstand darf der Vermieter/Beauftragte fur jede Mahnuing DM 10.--als pauschalierte Mahnkosten berechnen. Auflerdem ist der Ruckstandsbetrag mit monatlich 1% zu verzinsen.

3.5 Sind Vorauszahlungen vereinbart, so wird uber sie jahrlich einmal abgerechnet, und zwar nach Vorliegen der Abrechnungsunterlagen beim Vermieter, wobei der Vermieter den Verteilungsschlussel bestimmt. Der Mieter kann die

German Version                                                    Exhibit 10(ii)


Abrechnungsunterlagen nach Vereinbarung eines Termins beim Vermieter/Beauftragten eingehen. Ergibt sich bei der Abrechnung eine Differenz, so ist diese innerhalb eines Monats nach Zugang der Abrechnung an den Vermieter/Mieter zu zahlen. Im Falle des Auszuges des Mieters wahrend der Abrechnungsperiode erfolgt die Verteilung bei der nachstfalligen Abrechnung im Verhaltnis der Mietzeit zur Abrechnungsperiode.

3.6 Werden offentliche Abgaben neu eingefuhrt oder entstehen Betriebskosten neu, so konnen diese vom Vermieter gegen Nachweis auf den Mieter umgelegt und angemessene Vorauszahlungen festgesetzt werden. Erhohungen der Betriebskosten oder sonstiger in wirtschaftlichem Zusammenhang mit dem Grundstuck stehender Mehraufwendungen des Vermieters gegenuber dem Stand bei Vertragsabschlufl sind vom Mieter anteilig zu tragen. Der Vermieter ist berechtigt, in diesem Fall die Vorauszahlungsbetrage zu erhohen.

3.7 Die Nebenkosten beinhalten die Bewirtschaffungs- und die Heizungskosten wie offentliche Abgaben, Grundsteuer, Straflenreinigung und Mullabfuhr; Grundstucksreinigung, Wasserversorgung, Entwasserung, Beleuchtung, Gartenpflege, Hausreinigung, Hausmeister, Schornsteinreinigung, Reinigung und Wartung von Warmwassergeraten, Beseitigung von Kanalverstopfungen, Wartung der Feuerloscher und sonstiger Feuerloscheinrichtungen, Hausbewachung, Sach- und Haftpflichtversicherungen, Strom fur Tiefgaragentor und Hebebuhnen, Aufzugsanlage, Gemeinschaftsantennenanlage bzw. Kabelanschlufl; Heizungskosten, Betriebskosten der zentralen Heizungsanlage, und/oder der zentralen Brennstoffversorgungsanlage, Versorgung mit Fernwarme und der zentralen Warmwasserversorgung.

3.8 Die Strom- und Gaskosten zahlt der Mieter direkt an den Lieferanten. Bei Mieterwechsel ist der Mieter verpflichtet, im Rahmen der Erstellung des Ubergabeprotokolls die Zahlerstunde zusammen mit dem Vermieter/Beauftragten festzustellen.

ss. 4 Staffelmiete  (excluded)

ss. 5 Wertsicherungsklausel (excluded)

ss. 6 Kaution
6.1  Der  Mieter   leistet  dem   Vermieter   eine  Kaution  in  Hohe  won  drei
Monats-Nettomieten, also DM 11,355.--

6.2 Die Kaution ist bei Vertragsabschlufl zu erbringen, *spat. Jed. Bei Ubergabe der Mietraume* --- Form einer unbefristeten, unbedingten, unwiderruflichen und selbstschuldnerischen Bankburgschaft, oder durch Einzahlung auf das Konto des Vermieters (ss. 3). Die Zinsen sind dem Kautionsbetrag zuzurechnen.

6.3 Die Kaution ist nach Berichtigung aller noch offenen Forderungen des Vermieters aus dem Mietverhaltnis an den Mieter zuruckzuzahlen. Der Mieter ist nicht berechtigt, die Kaution mit ruckstandiger Miete zu verrechnen.

ss. 7 Schadensersatz, Aufrechnung, Zuruckbehaltung des Mietzinses

7.1 Die Geltendmachung von Schadensersatzanspruchen durch den Mieter wegen Mangel der Mietscache oder wegen Verzugs des Vermieters mit der Beseitigung eines Mangel (ss. 538 Abs. 1 BGB) ist ausgeschlossen, sofern nicht der Vermieter vorsatzlich oder grob fahrlassig handelt. Sonstige Mangelgewahranspruche des Mieters werden dadurch nicht beruhrt.

German Version                                                    Exhibit 10(ii)

7.2 Der Mieter kann gegen den Mietzins nur mit einer Forderung auf Grund des ss. 538 BGB aufrechnen oder wegen einer solchen Forderung ein Zuruckbehaltungsrecht ausuben. Die Aufrechnung oder die Ausubung des Zuruckbehaltungsrechts ist nur zulassig, wenn der Mieter seine Absicht dem Vermieter mindestens einen Monat vor der Falligkeit des Mietzinses schriftlich angezeigt hat.

7.3  Die   Aufrechnung   gegen  den   Mietzins  mit  anderen   Forderungen   ist
ausgeschlossen;   dies  gilt   nicht  fur   unbestrittene   oder   rechtskraftig
festgestellte Forderungen.

ss. 8 Benutzung der Mietsache
8.1 Die Mietsache wird wie besichtigt ubergeben. Uber die Ubergabe wird ein Protokoll gefertigt.

8.2 Der Mieter farf die Mietsache nur zu dem im Vertrag bestimmten Zweck benutzen. Eine Untervermietung oder Gebrauchuberlassung bedarf der vorherigen schriftlichen Zustimmung des Vermieters. Zur Abtretung seiner Rechte aus dem Vertrag ist der Mieter nicht berechtigt.

ss. 9 Ausbesserungen, bauliche fnderungen, Verbesserungen
9.1 Der Vermieter darf Ausbesserungen und bauliche Veranderungen, die zur Erhaltung des Hauses oder der Mietraume oder zur Abwendung drehender Gefahren oder zur Beseitigung von Schaden notwendig werden, auch ohne Zustimmung des Mieters vornehmen. Das gleich gilt fur Arbeiten, die zwar nicht notwendig, aber zweckmaflig sind, insbesondere der Verbesserung der gemieteten Raume oder sonstiger Teile des Gebauden dienen. Der Mieter hat die in Betracht kommenden Raume zuganglich zu halten und darf die Ausfuhrung der Arbeiten nicht behindern. Eine Minderung des Mietzinses darf nur dann erfolgen, wenn durch die Maflnahmen der Gebrauch der Mietsache ganz oder teilweise unmoglich wird.

9.2 Bauliche oder sonstige fnderungen innerhalb der Mietraume oder an den darin befindlichen Einrightungen und Anlagen darf der Mieter ohne schriftliche Zustimmung des Vermieters nicht vornehmen.

ss. 10 Instandhaltung und Instandsetzung

10.1 Der Mieter verpflichtet sich, die Mietsache und die gemeinschaftlichen Einrichtungen und Anlagen pfleglich und schonend zu behandeln; er hat fur ordnungsgemafle Reinigung, Luftung und Beheizung zu sorgen.

10.2 Der Mieter ist verpflichtet, wahrend der Dauer des Mietverhaltnisses auf seine Kosten Rolladen, Klosettspuler, Abflusse, Ofen, Herde, Heizungs- und Kochgerate, Waschbecken und dergleichen in gebrauchsfahigem Zustand zu halten bzw. Zu erneuern und zerbrochene Glasscheiben zu ersetzen. Boiler sind alle zwei Jahre zu entkalken.

10.3 Schaden in den Mietraumen hat der Mieter dem Vermieter unverzuglich anzuzeigen. Er verzichtet auf jeglichen Ersatz von Aufwendungen fur Instandsetzungen, die vorgenommen werden, ohne vom Vermieter Abhilfe innerhalb angemessener Frist verlangt zu haben.

10.4 Fur Beschadigungen der Mietraume und des Gebaudes sowie der zu den Mietraumen oder zu dem Bebaude gehorenden Anlagen ist der Mieter ersatzpflichtig, soweit die von ihm oder den zu seinem Gewerbe gehorenden Personen oder von Untermietern, Besuchern, Lieferanten, Handwerkern usw. Verursacht wurden. Insbesondere haftet er fur Schaden, die durch fahrlassiges Umgehen mit Einrichtungen der Mietsache entstehen, besonders wenn technische Anlage und andere Einrichtungen unsachgemafl behandelt und gewartet, die uberlassenen Raume nun unzureichend geluftet, geheizt oder gegen Frost geschutzt werden.

German Version                                                    Exhibit 10(ii)


ss. 11 Schonheitsreparaturen

11.1 Die Schonheitsreparaturen ubernimmt der Mieter auf seine Kosten, sie mussen fachgerecht ausgefuhrt werden.

11.2 Zu den Schonheitsreparaturen gehoren insbesondere das wischfeste Weifleln der Wande und der Decken, das Streichen der Heizkorper einschliefllich der Heizrohre und sonstiger Versorgungsleitungen sowie samtlicher Innenturen, der Auflenturen von innen und der Fensterrahmen, sowie das Reinigen der Fuflbodenbelage. Diese sind bei Erforderlichkeit, mindestens aber all 3 Jahre auszufuhren.

11.3 Bei Beendigung des Mietverhaltnisses sind die vom Mieter angebrachten Tapeten zu entfernen, Bodenbelage sind zu reinigen bzw. Zu erneuern desweiteren sind die in Ziff. 11.2 gennanten Schonheitsreparaturen durch den Mieter auszufuhren.

11.4 Kommt der Mieter seiner Pflicht zur Durchfuhrung der Schonheitsreparaturen wahrend der Mietzeit oder bei Beendigung der Mietzeit nicht nach, so ist der Vermieter nach ss. 326 BGB berechtigt, die in Ziff. 11.2 und 11.3 genannten Schonheitsreparaturen auf Kosten des Mieters von einer Fachfirma durchfuhren zu lassen. Die Geltendmachung eines weitergehenden Schadens bleibt dem Vermieter vorbehalten. Der Mieter hat die Ausfuhrung dieser Arbeiten wahrend des Mietverhaltnisses durch den Vermieter oder dessen Beauftragten zu dulden; ein Recht zur Minderung oder Zuruckbehaltung des Mietzinses besteht nicht.

ss. 12 Pfandrecht des Vermieters

12.1 Mieter und Vermieter sind sich einig, dafl der Vermieter ein Pfandrecht an allen eingebrachten und kunftig eingebrachten Sachen des Mieters hat. Der Mieter erklart, dafl die beim Einzug in die Mietraume eingebrachten Sachensein freies Eigentum und nicht gepfandet oder verpfadet sind, mit Ausnahme folgender
Gegenstande:

12.2 Zum Zwecke der Ausubung seines Pfandrechtes ist der Vermieter oder ein Beauftragter berechtigt, die Mietraume jederzeit zu betreten. Bei Pfandung eingebrachter Sachen durch Dritte verpflichtet sich der Mieter, den Vermieter sofort zu verstandigen.

12.3 Zur Sicherung aller Anspruche des Vermieters aus diesem Vertrag ubertragt der Mieter all bereits bestehen den Anspruche auf Zahlung von Mietzinsvetragten, die ihm gegen Dritte aufgrund von Untervermietung zustehen, auf den Vermieter.

ss. 13 Betreten der Mietraume durch den Vermieter

13.1 Der Vermieter oder sein Beauftragter konnen die Mietraumer nach vorheriger Ankundigung betreten, um die Notwendigkeit unaufschiebbarer Hausarbeiten festzustellen den Zustand der Mietsache zu uberprufen oder Meflgerate abzulesen.

13.2 Will der Vermieter das Grundstuck verkaufen oder ist der Mietvertrag gekundigt, so darf er oder sein Beauftragter zusammen mit dem Kauf- oder Mietinteressenten die Mietraume wahrend der ublichen Geschaftszeiten betreten.
13.3 Der Mieter mufl dafur sorgen, dafl die Raume auch in seiner Abwesenheit betreten werden konnen. Ist der Mieter langer als vierzehn Tage abwesend, hat er die Schlussel bei einer Person seines Vertrauens, fur den Vermieter zuganglich, zu hinterlegen.

German Version                                                    Exhibit 10(ii)



ss. 14 Versicherungen

Der Mieter ist verpflichtet, die in seinem Beruf/Gewerbe ublichen Versicherungen abzuschlieflen. Schaufenster und sonstige Scheiben der Mietsache sind zum vollen Wiederherstellungswert- zu versichern. Dem Vermieter sind auf Verlangen die Versicherungsvertrage zur Einsicht vorzulegen.

ss. 15 Werbemaflnahmen, Konkurrenzschutz

15.1 Auflenturen, Auflenwande und Fenster der Mietsache durfen nicht fur Reklamezwecke benutzt werden, es sei denn, der Vermieter stimmt einer solchen Nutzung schriftlich zu. Behordliche Genehmigungen sind dabei vom Mieter auf seine Kosten einzuholen. Bei der Beseitigung von Werbeeinrichtungen hat der Mieter den fruheren Zustand wieder herzustellen. Schaufenstereinnenseiten sind gefallig und ansprechend zu gestalten.

15.2 Der Mieter ist verpflicthet, die im Mietobjekt ublichen Schilder auf seine Kosten mit Zustimmung des Vermieters anzubringen. Alle Schilder des Gebaudes mussen unabhangig vom Text einheitlich gestaltet sein.

15.3 Der Vermieter gewahrt dem Mieter keinen Konkurrenzschutz fur seinen Geschaftsbetrieb.

ss. 16 Beendigung der Mietzeit

16.1 Bei Beendigung der Mietzeit mussen die Arbeiten gemafl ss. 11 durchgefuhrt sein; daruber hinaus ist die Mietsache geraumt und mit samtlichen Schlusseln zuruckzugeben. Der Mieter haftet fur alle Schaden, die dem Vermieter, einem Rechts- oder Mietnachfolger aus der Nichtbefolgung dieser Pflicht entstehen.

16.2 Der Vermieter ist berechtigt aber nichtverpflictet, Einrichtungen, mit denen der Mieter die Raume versehen hat, zum Zeitwert abzulosen. Bei Wegnahme der Einrichtungen ist der Mieter verpflichtet, den ursprunglichen Zustand der Mietsache auf seine Kosten wieder herzustellen.

16.3 Hat der Mieter bauliche Veranderungen an der Mietsache vorgenommen oder sie mit Einrichtungen versehen, ist verpflichtet, bei Ende des Mietverhaltnissees die Mietsache in den ursprunglichen Zustand auf seine Kosten wieder herzustellen, es sei denn, der Vermieter stimmt dem Verbleiben ausdrucklich schriftlich zu.

16.4 Endet das Mietverhaltnis durch fristlose Kundigung des Vermieters (z.B. vertragswidriger Gebrauch der Raume, Mistruckstand), so haftet der Mieter fur den Schaden, den der Vermieter dadurch erleidet, dafl die Raume nach dem Auszug des Mieters eine Zeitlang leerstehen oder billiger vermietet werden mussen. Die Haftung dauert bis zum Ende der vereinbarten Mietzeit.

ss. 17 Personenmehrheit als Mieter

17.1 Sind mehrere Personen Mieter (z.B. Ehegatten), so haftet diese fur alle Verpflichtungen aus dem Mietverhaltnis als Gesamtschuldner.

17.2 Fur die Rechtswirkksamkeit einer Erklarung des Vermieters genugt es, wenn sie gegenuber einem der Mieter abgegeben wird. Die Mieter bevollmachtigen sich gegenseitig zur Entgegennahme von Erklarungen des Vermieters sowie zur Abgabe eigener Erklarungen gegenuber dem Vermieter; dies gilt auch fur die Entgegennahme von Kundigungen.

German Version                                                    Exhibit 10(ii)

17.3 Tatsachen, die fur einen Angehorigen der Personenmehrheit eine Verlangerung oder Verkurzung des Mietverhaltnisses herbeifuhren oder fur ihn einen
Schadensersatz- oder ahnlichen Anspruch oder eine Schadensersatzpflicht begrunden, haben fur alle Angehurigen der Personenmehrheit die gleiche Wirkung.

ss. 18 Hausordnung

18.1 Sofern fur das Grundstuck eine Haus-/Garagenordnung oder sonstige Benutzungsordnung besteht, ist diese Bestandteil dieses Vertrages. Der Mieter verpflichtet sich wie auch seine Mitarbeiter, Kunden und Besucher zur Einhaltung dieser Ordnungen.

18.2 Ein nachhaltiger Verstofl gegen diese Ordnungen berechtigt den Vermieter zur fristlosen Kundigung.

ss. 19 Allgemeine Bestimmungen

19.1 Gerichtsstand fur alle Streitigkeiten aus dem Mietvertrag ist Munchen.

19.2 Nachtragliche fnderungen und Erganzungen dieses Vertrages sind nur wirksam, wenn sie schriftlich niedergelegt sind.

ss. 20 Sonstige Vereinbarungen

Die Ubergabe der Mietraume an den Mieter erfolgt ca. Mitte Jan. 98 fur Renovierungszwecke, also vor Mietbeginn. Voraussetzung, dafl die Mietkaution an den Vermieter geleistet wurde. Der Mieter haftet bei Nutzung vor dem offiziellen Mietbeginn gem. den Vereinbarungen des geschlossenen Mietvertrages. Der Vermieter ubernimmt einen Kostenanteil fur Renovierungsarbeiten i. Hohe von DM 15,000,-- (funfzehntausend,--); Fallig u. zahlbar bei Ubergabe der Mietraume.

Die Kaution wird nach Einzahlung auf ein Konto des Vermieters verzinst.

Zur Mehrwertsteuer siehe Anlage zum Mietvertrag.


Feldkirchen den 05.12, 1997              Baldham den  4.12.97
-----------     -----------              -------      -------

Der Vermieter:                           Der Mieter:
Signature                                Signature
-----------------------------            -------------------------------------
Landesjagdverband Bayern a.V.            TES GmbH, Hard-u. Software-Entsorgung
Geschaftsfuhrer:                         Geschaftsfuhrer:
Udo Virneburg                            Gerd Behrens